EXHIBIT 15




Ford Motor Credit Company
The American Road
Dearborn, Michigan

Re: Ford Motor Credit Company Registration Statement No. 33-30875 on Form S-8 and Registration Statements Nos. 33-24928, 33-55237, 33-53101
     and 33-55945 on Form S-3


     We are aware that our report dated April 19, 1995 accompanying the unaudited interim financial information of Ford Motor Credit Company and subsidiaries for the periods ended March 31, 1995 and 1994 and included in the Ford Motor Credit Company Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 will be incorporated by reference in the above Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit,  Michigan
May 11, 1995



















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